UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2015

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2015, the Board of Directors (“Board”) of Morgans Hotel Group Co. (the “Company”) appointed Howard M. Lorber and Kenneth E. Cruse as members of the Board, effective immediately, with terms expiring at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”). The Board appointed Messrs. Cruse and Lorber to fill two vacancies on the Board. There are no arrangements or understandings pursuant to which Messrs. Lorber or Cruse were appointed. Messrs. Lorber and Cruse are not serving on any committees of the Board at this time.

Messrs. Lorber and Cruse will participate in the Company’s Director Compensation Policy (the “Compensation Policy”). Under the Compensation Policy, non-employee directors receive an annual $100,000 equity retainer and chairpersons and members of standing committees of the Board receive additional cash payments. Accordingly, the Company will issue equity awards to Messrs. Lorber and Cruse on a pro rata basis for their service on the Board from the time of their appointments until the Annual Meeting.

A copy of the press release announcing Messrs. Lorber’s and Cruse’s appointments to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: March 16, 2015	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 16, 2015.